EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust

We consent to the incorporation by reference in the Registration Statement (No. 333-130203) on Form S-8 of our report dated June 24, 2013, relating to the 2012 financial statements of Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust, appearing in this Annual Report on Form 11-K.

/s/ ParenteBeard LLC

Clark, New Jersey
June 25, 2014